Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
Niv Zecler
Ofer Argov
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch

Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman

Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Michal Sagmon
Hila Rot
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Rachel Cohen
Alona Toledano
Elad Offek
Yuval Shamir
Liat Pillersdorf
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider
Shiran Sofer
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Guy Kortany
Ofir Paz
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne

Ortal Zanzuri
Roey Sasson
Shir Eshkol
Moshe Medved
Lior Sofer
Nir Rodnizky
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Shmuel Brill Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri

Nitzan Kahana
Tali Har-Oz
Niv Blacher
Tal Alon
Ohad  Sarusi
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Shine Shaham
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Ariel Even
Noah Zivan
Josh Hauser
Eitan Cohen
Itai Guttel
Dor Brown
Dror Kanarik Sarig
Artium Gorelik
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gilad Lindenfeld
Gabi Priel

Regina Pevzner
Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef
Tal Slabbaert
David Chesterman
Noam Kolt
Stav Ben Hamo
Ido Zahavi
Guy Yarom
Ben Nachshon
Danielle Berkowicz
Inbar Rosenthal
Hadar Stein
Dan Shimon
Lital Gamniel
Matan Zigel
Avital Salzman
Aharon Topper
Rotem Cohen
Idan Adar

________________________

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
________________________
Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | June 26, 2020

BioLineRx Ltd.
2 Hamayan Street
Modi’in Technology Park
Modi’in 7177871
Israel

Re: BioLineRx Ltd.

Dear Sir and Madam:

We have acted as Israeli counsel to BioLineRx Ltd. (the “Company”), a corporation organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the resale of 120,537,030 ordinary shares, par value NIS 0.1 per share of the Company (the “Ordinary Shares”), represented by 8,035,802 American Depository Shares (“ADSs”), consisting of (1) (i) 77,142,885 ordinary shares represented by 5,142,859 ADSs issuable upon the exercise of warrants originally issued in a private placement in May 2020 (the “May Private Placement”), and (ii) 3,857,145 ordinary shares represented by 257,143 ADSs issuable upon the exercise of placement agent warrants issued in connection with the May 2020 Private Placement, and (2) (i) 37,654,290 ordinary shares represented by 2,510,286 ADSs issuable upon the exercise of warrants originally issued in a private placement in June 2020 (the “June Private Placement”, and together with the May Private Placement, the “Private Placements”), and (ii) 1,882,710 ordinary shares represented by 125,514 ADSs issuable upon the exercise of placement agent warrants issued in connection with the June 2020 Private Placement (the warrants issued in and in connection with, the Private Placements, the “Warrants” and the ADSs issuable in connection with the exercise of Warrants, the “Warrant ADSs”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association of the Company currently in effect, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion (i), all action on the part of the Company necessary for the due authorization and valid issuance, sale and delivery of the Warrants has been duly taken, and (ii) the Ordinary Shares underlying the Warrant ADSs have been duly authorized, and when paid for in accordance with the terms of the respective Warrants, will be validly issued, fully paid and non‑assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement to be filed with the Commission on June 26, 2020 and to the reference to us under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Yigal Arnon & Co Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il